Ernst & Young LLP
1100 Huntington Center
41 South High Street
Columbus, Ohio 43215
r Phone: (614) 224-5678
www.ey.com


March 23, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:
We have read Sub-Item 77K of Form N-SAR dated March 30, 2005, of the Pacific Capital Funds and are in agreement with the statements concerning our Firm in such Form N-SAR.


/s/ Ernst & Young LLP